News Release

B&W Closes Sale of MEGTEC and Universal Businesses

(BARBERTON, Ohio – October 8, 2018) – Babcock & Wilcox Enterprises, Inc. (NYSE:BW) announced today that it has closed the sale of its MEGTEC and Universal industrial services business to Dürr AG for $130 million, subject to adjustment.

Net proceeds from the sale will largely be used to reduce outstanding balances under the Company’s bank credit facilities, and to improve its balance sheet and financial flexibility.

B&W’s strategic focus will continue to be on optimizing its market-leading portfolio of equipment, technology and services for power generation and industrial applications, and implementing efficiencies and cost reductions throughout the organization.

About B&W
Headquartered in Barberton, Ohio, Babcock & Wilcox is a global leader in energy and environmental technologies and services for the power and industrial markets, and has been transforming our world for 151 years. Follow us on Twitter @BabcockWilcox and learn more at www.babcock.com.

Forward-Looking Statements
B&W cautions that this release contains forward-looking statements, including, without limitation, statements relating to our strategic objectives; our business execution model; management’s expectations regarding the industries in which we operate; our guidance and forecasts; our projected operating margin improvements, savings and restructuring costs; covenant compliance; and project execution. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, our ability to continue as a going concern; our ability to obtain and maintain sufficient financing to provide liquidity to meet our business objectives, surety bonds, letters of credit and similar financing; our ability to satisfy the liquidity and other requirements under U.S. revolving credit facility as recently amended, including our ability to successfully enter into and borrow under a new term loan and receive concessions from customers on our Renewable energy loss contracts; the highly competitive nature of our businesses; general economic and business conditions, including changes in interest rates and currency exchange rates; general developments in the industries in which we are involved; cancellations of and adjustments to backlog and the resulting impact from using backlog as an indicator of future earnings; our ability to perform contracts on time and on budget, in accordance with the schedules and terms established by the applicable contracts with customers; failure by third-party subcontractors, joint venture partners or suppliers to perform their obligations on time and as specified; our ability to realize anticipated savings and operational benefits from our restructuring plans, and other cost-savings initiatives; our ability to successfully integrate and realize the expected synergies from acquisitions; our ability to successfully address productivity and schedule issues in our Renewable segment, including the ability to complete our Renewable energy projects within the expected time frame and the estimated costs; willingness of customers to waive liquidated damages or agree to bonus opportunities; our ability to successfully partner with third parties to win and execute renewable projects; changes in our effective tax rate and tax positions; our ability to maintain operational support for our information systems against service outages and data corruption, as well as protection against cyber-based network security breaches and theft of data; our ability to protect our intellectual property and renew licenses to use intellectual property of third parties; our use of the percentage-of-completion method of accounting; the risks associated with integrating businesses we acquire; our ability to successfully manage research and development projects and costs, including our efforts to successfully develop and commercialize new technologies and products; the operating risks normally incident to our lines of business, including professional liability, product liability, warranty and other claims against us; changes in, or our failure or inability to comply with, laws and government regulations; difficulties we may encounter in obtaining regulatory or other necessary permits or approvals; changes in, and liabilities relating to, existing or future environmental regulatory matters; our limited ability to influence and direct the operations of our joint ventures; potential violations of the Foreign Corrupt Practices Act; our ability to successfully compete with current and future competitors; the loss of key personnel and the continued availability of qualified personnel; our ability to negotiate and maintain good relationships with labor unions; changes in pension and medical expenses associated with our retirement benefit programs; social, political, competitive and economic situations in foreign countries where we do business or seek new business; the possibilities of war, other armed conflicts or terrorist attacks; the willingness of customers and suppliers to continue to do business with us on reasonable terms and conditions; and our ability to successfully consummate the sale of any assets as we deem necessary. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see B&W’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. B&W cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

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Investor Contact:         Media Contact:
Megan Wilson          Ryan Cornell

Vice President, Corporate Development and Investor Relations	Public Relations
Babcock & Wilcox         Babcock & Wilcox
704.625.4944 | investors@babcock.com 330.860.1345 | rscornell@babcock.com